AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 11, 1999
                                                   REGISTRATION NO. 333-77991-01


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       ON
                                    FORM S-8
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                         UNITED TECHNOLOGIES CORPORATION
             (Exact name of Registrant as Specified in its Charter)

            Delaware                                                                 06-0570975
(State or Other Jurisdiction of Incorporation or Organization)          (I.R.S. Employer Identification No.)
      One Financial Plaza
     Hartford, Connecticut                                                             06101
(Address of Principal Executive Offices)                                             (Zip Code)

                Sundstrand Corporation Director Compensation Plan
            Sundstrand Corporation Management Stock Performance Plan
          Sundstrand Corporation Nonemployee Director Stock Option Plan
                   Sundstrand Corporation Stock Incentive Plan
                           1999 Restricted Stock Plan
                              (Full Title of Plans)
                         -------------------------------

                            William H. Trachsel, Esq.
              Senior Vice President, General Counsel and Secretary
                         United Technologies Corporation
                               One Financial Plaza
                           Hartford, Connecticut 06101
                     (Name and Address of Agent for Service)

                                 (860) 728-7000
          (Telephone Number, Including Area Code, of Agent for Service)
                        -------------------------------

                         CALCULATION OF REGISTRATION FEE
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

------------------------- ------------------------ ------------------------ -------------------------- ---------------------
 TITLE OF EACH CLASS OF        AMOUNT TO BE           PROPOSED MAXIMUM          PROPOSED MAXIMUM            AMOUNT OF
    SECURITIES TO BE            REGISTERED           OFFERING PRICE PER     AGGREGATE OFFERING PRICE   REGISTRATION FEE (3)
       REGISTERED                                         SHARE (1)                    (2)
------------------------- ------------------------ ------------------------ -------------------------- ---------------------
Common Stock, $1.00 par
value per share                  2,900,000                $62.9375                $182,518,750               $22,682
------------------------- ------------------------ ------------------------ -------------------------- ---------------------

(1) Pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act"), this estimate is based upon the average of the high and low sale prices of Common Stock of the Registrant as reported on the New York Stock Exchange Composite Index on June 10, 1999.

(2) This estimate is made pursuant to Rule 457(h)(1) and Rule 457(c) of the Securities Act solely for the purpose of determining the filing fee. It is not presently known how many shares of Common Stock of the Registrant will be purchased under the plans listed above or at what price such shares will be purchased.

(3) The filing fee with respect to 1,603,692 of the 2,900,000 shares of the Registrant's Common Stock to be registered hereunder has been previously paid in connection with the filing of the Registrant's Registration Statement on Form S-4 (File No. 333-77991) with the Securities and Exchange

     Commission on May 7, 1999 and filing of the preliminary proxy materials of Sundstrand Corporation with the Securities and Exchange Commission on March 31, 1999. Accordingly, the filing fee payable in connection with this Registration Statement is based upon the remaining 1,296,308 shares of the Registrant's Common Stock to be registered hereunder.

          United Technologies Corporation ("United Technologies" or the "Registrant") hereby amends the Form S-4 by filing this Post-Effective Amendment No. 1 on Form S-8 relating up to 2,900,000 shares of common stock, par value $1.00 per share, of United Technologies ("United Technologies Common Stock"), issuable by United Technologies in connection with the Sundstrand Corporation Director Compensation Plan, the Sundstrand Corporation Management Stock Performance Plan, the Sundstrand Corporation Nonemployee Director Stock Option Plan, the Sundstrand Corporation Stock Incentive Plan and the 1989 Restricted Stock Plan (collectively, the "Plans"). 1,603,692 of such shares of United Technologies Common Stock were originally registered pursuant to the Registration Statement on Form S-4 filed on May 7, 1999 (the "Form S-4").

          On June 10, 1999, HSSail Inc., a Delaware corporation and a wholly owned subsidiary of United Technologies ("Merger Sub"), merged (the "Merger") with Sundstrand Corporation, a Delaware corporation ("Sundstrand"), pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 21, 1999, among United Technologies, Merger Sub and Sundstrand. At the time the Merger was consummated (the "Effective Time"), among other things, each share of common stock of Sundstrand issued and outstanding immediately prior to the Effective Time was converted into .5580 (the "Exchange Ratio") of a share of United Technologies Common Stock and $35 in cash. Pursuant to the Merger Agreement, the outstanding stock options and other equity awards granted under the Plans are no longer exercisable for the common stock of Sundstrand but, instead, are exercisable for United Technologies Common Stock and, if applicable, cash. United Technologies Common Stock is substituted for common stock of Sundstrand under the Plans at the Exchange Ratio or the option exchange ratio, as applicable, as set forth in the Merger Agreement.


                                     PART I

                  INFORMATION REQUIRED IN THE 10(a) PROSPECTUS


          The documents containing the information specified in this Part I with respect to this Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 of United Technologies are kept on file at the offices of United Technologies in accordance with Rule 428(b) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of the Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. United Technologies will provide without charge to participants in the Plans, on the written or oral re-quest of any such person, a copy of any or all of the documents constituting a prospectus under Section 10(a) of the Securities Act. Written requests for such copies should be directed to William H. Trachsel, Senior Vice President, General Counsel and Secretary, United Technologies Corporation, One Financial Plaza, Hartford, Connecticut 06101. Telephone requests may be directed to (860) 728-7000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents previously filed by United Technologies with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

(a) United Technologies' Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as amended to reflect UT Automotive as a discontinued operation by United Technologies' Current Report on Form 8-K filed on June 11, 1999.

(b) United Technologies' Quarterly Reports on Form 10-Q for the quarter ended March 31, 1999.

(c) United Technologies' Current Reports on Form 8-K filed February 23, 1999, March 19, 1999, April 14, 1999, May 4, 1999 and June 11, 1999.

(d) Description of United Technologies Common Stock contained in United Technologies' Registration Statement on Form S-3 filed May 1, 1997 and in United Technologies' Form S-4 effective May 7, 1999, including any amendment or report filed with the Commission for the purpose of updating such description.

          All documents subsequently filed by United Technologies pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          The legality of the shares of United Technologies Common Stock to be issued in connection with the Plans is being passed upon for United Technologies by William H. Trachsel, Senior Vice President, General Counsel and Secretary of United Technologies. Mr. Trachsel owns shares of United Technologies common stock and holds options to purchase additional shares.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation has the power to indemnify its officers, directors, employees and agents (or persons serving in such positions in another entity at the request of the corporation) against the expenses, including attorney's fees, judgments, fines or settlement amounts actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation (and, with respect to any criminal action, had no reasonable cause to believe the person's conduct was unlawful), except that if such action shall be by or in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been judged to have been liable to the corporation unless and to the extent that the Court of Chancery of the State of Delaware, or another court in which the suit was brought, shall determine upon application that, in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

          As permitted by Section 102 of the DGCL, the Sundstrand Restated Certificate of Incorporation provides that no director shall be liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director other than (i) for breaches of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) for the unlawful payment of dividends or unlawful stock purchases or redemptions under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

          The Sundstrand By-laws provide that the Registrant shall indemnify its directors, officers, employees, agents and fiduciaries (and persons serving in such positions at another entity at the request of the Registrant) to the fullest extent permitted by the DGCL.

          Section 145 of the DGCL also provides that a corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation (or who was serving at the request of the corporation in such position at another entity) against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under the DGCL. The Sundstrand By-laws provide that the Registrant may purchase and maintain insurance in such amounts as the Sundstrand Board of Directors deems appropriate for any person who is or was a director, officer, employee, agent or fiduciary of the Registrant (or who is or was serving in such positions at another entity at the request of the Registrant) for any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Registrant has the power to indemnify him against such liability under the provisions of the Sundstrand By-laws concerning indemnification. The Registrant has purchased and maintains insurance on behalf of any person who is or was a director or officer against loss arising from any claim asserted against him and incurred by him in any such capacity, subject to certain exclusions.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.

ITEM 8.   EXHIBITS

          See Exhibit Index.

ITEM 9.   UNDERTAKINGS

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                   Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

              (2) That, for the purpose of determining any liability under the
                  Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Sundstrand annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut, on this 11th day of June, 1999.


                                          UNITED TECHNOLOGIES CORPORATION

                                          By:      /s/ David J. FitzPatrick
                                          Name:    David J. FitzPatrick
                                          Title:   Senior Vice President and
                                                   Chief Financial Officer


          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons in the capacities indicated on June 11, 1999.


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

                   SIGNATURE                                                       TITLE

PRINCIPAL EXECUTIVE OFFICER:

                                                               Chairman, Director and Chief Executive Officer
                       *
------------------------------------------------
                  George David

PRINCIPAL FINANCIAL OFFICER:


           /s/ David J. FitzPatrick                            Senior Vice President and Chief Financial Officer
------------------------------------------------
              David J. FitzPatrick

PRINCIPAL ACCOUNTING OFFICER:


             /s/ Jay L. Haberland                              Vice President -- Controller
------------------------------------------------
                Jay L. Haberland

DIRECTORS:


                       *                                       Director
------------------------------------------------
             Antonia Handler Chayes



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                   SIGNATURE                                                       TITLE


                       *                                       Director
------------------------------------------------
              Jean-Pierre Garnier


                       *                                       Director
------------------------------------------------
              Pehr G. Gyllenhammar


                       *                                       Director
------------------------------------------------
                 Karl J. Krapek


                       *                                       Director
------------------------------------------------
                 Charles R. Lee


                       *                                       Director
------------------------------------------------
              Richard D. McCormick


                       *                                       Director
------------------------------------------------
                William J. Perry


                       *                                       Director
------------------------------------------------
                Frank P. Popoff


                       *                                       Director
------------------------------------------------
                Andre Villeneuve


                       *                                       Director
------------------------------------------------
                Harold A. Wagner

* Pursuant to the Powers of Attorney included as Exhibit 24.1 to this Amendment No.1 on Form S-8 to the Registration Statement on Form S-4.


*    By: /s/ William H. Trachsel
        --------------------------------
           William H. Trachsel
            Attorney-in-Fact

                                  EXHIBIT INDEX



     EXHIBIT
     NUMBER                        DESCRIPTION
     -------                       -----------

      5.1 Opinion of William H. Trachsel, Esq., Senior Vice President, General Counsel and Secretary of the Registrant, as to the legality of the shares of United Technologies Common Stock to be issued in connection with the Plans.

      23.1        Consent of PricewaterhouseCoopers LLP.

      23.2 Consent of William H. Trachsel, Esq., Senior Vice President, General Counsel and Secretary of the Registrant (included in
                  Exhibit 5.1).

      24.1        Powers of Attorney.*

      99.1 Sundstrand Corporation Director Compensation Plan effective August 1, 1994 (filed as Exhibit B to Proxy Statement of Sundstrand Corporation dated March 7, 1995, File No. 1-5358, and incorporated herein by reference).

      99.2 First Amendment to the Sundstrand Corporation Director Compensation Plan effective April 21, 1998 (filed as Exhibit 10(k) to Annual Report on Form 10-K of Sundstrand Corporation for the fiscal year ended December 31, 1997, File No. 1-5358, and incorporated herein by reference).

      99.3 Second Amendment to the Sundstrand Corporation Director Compensation Plan effective as of December 8, 1998 (filed as
                  Exhibit 10(j) to the Annual Report on Form 10-K of Sundstrand Corporation for the fiscal year ended December 31, 1999, File No. 1-5358, and incorporated herein by reference).

      99.4 Amendment and Restatement of the Sundstrand Corporation Management Stock Performance Plan (filed as Exhibit 10(u) to the Annual Report on Form 10-K of Sundstrand Corporation for the fiscal year ended December 31, 1998, File No. 1-5358, and incorporate herein reference).

      99.5 First Amendment to the Sundstrand Corporation Amended and Restated Management Stock Performance Plan effective January 15, 1999 (filed as Exhibit 10(v) to the Annual Report on Form 10-K of Sundstrand Corporation for the fiscal year ended December 31, 1998, File No. 1-5358, and incorporated herein by reference).

      99.6 The Sundstrand Corporation Nonemployee Director Stock Option Plan effective August 1, 1994 (filed as Exhibit A to Sundstrand's Proxy Statement dated March 7, 1995, File No. 1-5358, and incorporated herein by reference).

      99.7 Text of resolution adopted by the Board of Directors of Sundstrand Corporation on February 20, 1996, amending the Sundstrand Corporation Nonemployee Director Stock Option Plan, which amendment became effective April 16, 1996, upon stockholder approval (filed as Exhibit 10(f) to the Annual Report on Form 10-K of Sundstrand Corporation File No. 1-5358, and incorporated herein by reference).

      99.5 Second Amendment to the Sundstrand Corporation Nonemployee Director Stock Option Plan effective as of December 8, 1998 (filed as Exhibit 10(g) to the Annual Report on Form 10-K of Sundstrand Corporation for the fiscal year ended December 31, 1998, File No. 1-5358, and incorporated herein by reference).

      99.9 Amendment and Restatement of the Sundstrand Corporation Stock Incentive Plan effective September 22, 1998 (filed as Exhibit 10(g) to the Annual Report on Form 10-K of Sundstrand Corporation for the fiscal year ended December 31, 1999, File No. 1-5358, and incorporated herein by reference).

      99.10 First Amendment to the Sundstrand Corporation Amended and Restated Stock Incentive Plan effective January 15, 1999 (filed as Exhibit 10(d) to the Annual Report on Form 10-K of Sundstrand Corporation for the fiscal year ended December 31, 1998, File No. 1-5358, and incorporated herein by reference).

      99.11 1989 Restricted Stock Plan, as adopted April 20, 1989 by the stockholders of Sundstrand Corporation (filed as Exhibit 10(v) to Sundstrand Annual Report on Form 10-K for the fiscal year ended December 31, 1989, File No. 1-5358, and incorporated herein by reference).

      99.12 Text of resolution adopted by the Board of Directors of Sundstrand Corporation on August 7, 1990, amending the 1985 Restricted Stock Plan (filed as Exhibit 19(f) to the Quarterly Report on Form 10-Q of Sundstrand Corporation for the quarter ended September 30, 1990, File No. 1-5358, and incorporated herein by reference).

      99.13 Text of resolution adopted by the Board of Directors of Sundstrand Corporation on November 31, 1995, amending the 1989 Restricted Stock Plan (filed as Exhibit 10(m) to the Annual Report on Form 10-K to Sundstrand Corporation for the fiscal year ended December 31, 1998, File No. 1-5358, and incorporated herein by reference).

      99.14 Third Amendment to the 1989 Restricted Stock Plan effective as of June 1, 1998 (filed as Exhibit 10(n) to the annual Report on Form 10-K of Sundstrand Corporation for the fiscal year ended December 31, 1998, File No. 1-5358, and incorporated herein by reference).

      99.15 Fourth Amendment to the 1989 Restricted Stock Plan effective as of September 22, 1998 (filed as Exhibit 10(o) to the Annual Report on Form 10-K of Sundstrand Corporation for the fiscal year ended December 31, 1998, File No. 1-5358, and incorporated herein by reference).

      99.16 Fifth Amendment to the 1989 Restricted Stock Plan, effective as of January 15, 1999 (filed as Exhibit 10(p) to the Annual Report on Form 10-K of Sundstrand Corporation for the fiscal year ended December 31, 1998, File No. 1-5358, and incorporated herein by reference).

* Previously filed as Exhibit 24.1 to the Registration Statement on Form S-4 filed on May 7, 1999 to which this Registration Statement on Form S-8 is Amendment No. 1.